Exhibit 99.1

For More Information:

www.bea.com/investors

BEA Provides Update on Nasdaq Listing Qualification

SAN JOSE, CA – June 15, 2007 – BEA Systems, Inc., a world leader in enterprise infrastructure software, today announced that, as anticipated due to the delay in filing its Form 10-Q for the first quarter ended April 30, 2007, it received an Additional Staff Determination Letter from The Nasdaq Stock Market stating that BEA continues to be out of compliance with the filing requirements of Marketplace Rule 4310(c)(14) and, therefore, its common stock continues to be subject to delisting from The Nasdaq Global Select Market. BEA received similar Staff Determination Letters resulting from the delay in filing its Form 10-Qs for the quarters ended July 31, 2006 and October 31, 2006, and its Form 10-K for the fiscal year ended January 31, 2007, due to its ongoing stock option review.

On March 13, 2007, BEA announced that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) had called for review the February 22, 2007 decision of the Nasdaq Listing Qualifications Panel (the “Panel”), which had previously established a deadline of March 12, 2007 for BEA to become current in its periodic filings. The Listing Council determined to stay the Panel’s decision pending further action by the Listing Council. In accordance with the call for review, on May 4, 2007 BEA submitted additional information to the Listing Council for its consideration. The Listing Council is reviewing the Panel’s decision.

As previously disclosed, in August 2006, the Audit Committee of BEA’s Board of Directors initiated a review of BEA’s historical stock option grants, and on February 14, 2007, BEA announced the principal conclusions of the Audit Committee’s review. BEA is working with its independent auditors, Ernst & Young LLP, to complete its restatement, and thereafter intends to seek comments from the Office of the Chief Accountant at the Securities and Exchange Commission (the “OCA”). BEA intends to file its delayed quarterly reports on Form 10-Q for the quarters ended July 31, 2006, October 31, 2006 and April 30, 2007, and its delayed annual report on Form 10-K for fiscal year ended January 31, 2007, which will incorporate its restated financial statements, as soon as practicable after receiving comments from the OCA. There can be no assurance that the outcome of the Listing Council’s review will be favorable to BEA or that BEA will remain listed on The Nasdaq Global Select Market.

About BEA Systems, Inc.

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise and communications infrastructure software. BEA’s SOA 360° platform is the industry’s most unified SOA platform for business transformation and optimization, in order to improve cost structures and grow new revenue streams. Information about how BEA is enabling customers to achieve Business LiquidITy™ can be found at bea.com.

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Copyright 1995-2007, BEA Systems, Inc. All rights reserved. BEA, BEA AquaLogic, BEA eLink, BEA WebLogic, BEA WebLogic Portal, BEA WebLogic Server, Connectera, Compoze Software, Jolt, JoltBeans, JRockit, SteelThread, Think Liquid, Top End, Tuxedo, and WebLogic are registered trademarks of BEA Systems, Inc. BEA Blended Application Development, BEA Blended Development Model, BEA Blended Strategy, BEA Builder, BEA Guardian, BEA Manager, BEA MessageQ, BEA microService Architecture, BEA SOA 360°, BEA Workshop, BEA WorkSpace 360°, Signature Editor, Signature Engine, Signature Patterns, Support Patterns, Arch2Arch, Arch2Arch Advisor, Dev2Dev, Dev2Dev Dispatch, Exec2Exec, Exec2Exec Voice, IT2IT, IT2IT Insight, Business LiquidITy, and Liquid Thinker are trademarks of BEA Systems, Inc. BEA Mission Critical Support, BEA Mission Critical Support Continuum, BEA SOA Self Assessment, and Fluid Framework are service marks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties. All other trademarks are the property of their respective companies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the filing of BEA’s delayed periodic reports and BEA’s continued listing on Nasdaq. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements, including the risk that BEA may not be able to complete the preparation and filing of the described periodic reports in time to meet any deadlines or related extensions imposed by Nasdaq, the risk that Nasdaq may not grant any requested extension of time to file such reports, or the risk that Nasdaq may delist BEA’s common stock for failure to comply with any Nasdaq listing requirement. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as well as similar disclosures in subsequent SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Kevin Hayden

BEA Systems, Inc.

+1-408-570-8017

kevin.hayden@bea.com